Exhibit 10.1

AIRCRAFT PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

GULFSTREAM INTERNATIONAL AIRLINES, INC.

 (“SELLER”)

AND

PIMEGAL CONSULTANTS LTD.

 (“PURCHASER”)

SEVEN (7) EMB-120ER AIRCRAFT

REGISTRATION NUMBERS: N205CA (msn 120.205), N282AS (msn 120.226), N285AS (msn 120.265), N280AS (msn 120.231), N283AS (msn 120.236), N261AS (msn 120.141), N268AS (msn 120.202)

AIRCRAFT PURCHASE AND SALE AGREEMENT

THIS AIRCRAFT PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of the 26th day of June, 2008, by and between Gulfstream International Airlines, Inc. ("Seller"), a Florida corporation, with its principal office located at 3201 Griffin Road, 4th Floor, Dania, Florida 33312 and Pimegal Consultants Ltd. ("Purchaser" or “Buyer”), a Cyprus corporation located at 70, Michail Georgiou, Athienou, P.C. 7600, Larnaca, Cyprus.

RECITALS

WHEREAS, the Seller desires to sell the Aircraft (as hereinafter defined) to the Purchaser and the Purchaser desires to purchase the Aircraft from the Seller as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

Subject Matter of Sale

1.1

Aircraft:  Seller will sell to Purchaser seven (7) used Embraer EMB-120ER aircraft, each with two (2) Pratt & Whitney PW118 engines, as described in Exhibit “A” attached hereto (the “Aircraft”), including the documentation listed in Exhibit “D” hereto (the “Technical Documents”). All Technical Documents including any flight, engineering and maintenance manuals, drawings, documents and other Technical Documents pertaining to the Aircraft (the “Manuals") and the aircraft engine and propeller logbooks, manuals, and maintenance records and other Technical Documents, if any, pertaining to the Aircraft (the “Records") in their "as is" condition.

1.2

Closing Date:  The parties agree that the Closing Date(s) shall be as provided in Schedule I (“Delivery Schedule”) attached hereto.

1.3

Delivery Condition:  On the Closing Date(s), the Aircraft will be delivered in the

condition as specified in Schedule II (“Aircraft Delivery Condition”) attached    hereto.

ARTICLE 2

Purchase Price and Payment

2.1

Deposit: Purchaser shall make the deposits as specified and defined in Schedule III (“Purchase Price, Closing and Delivery”) attached hereto.

2.2

Purchase Price:  Purchaser shall pay the Purchase Price for the Aircraft to Seller as specified and defined in Schedule III attached hereto on the applicable Closing Date prior to the Delivery of the Aircraft.

2.3

U.S. Dollars:  The Purchase Price referred to herein shall be paid in United States Dollars in immediately available funds.

2.4

Payment:  Payment of the Purchase Price, together with any Taxes (as hereinafter defined) then due, shall be made to the escrow agent, Insured Aircraft Title Service, Inc. (“Escrow Agent”):

Account name: Insured Aircraft Title Service, Inc.

Bank Name: JP Morgan Chase

ABA # 021000021

Account # 0717213717

Swift # CHASUS33

Purchaser shall bear all wire transfer expenses.

ARTICLE 3

Inspection; Delivery of Used Aircraft; Title; Airworthiness Directives-

3.1

Inspection: Prior to Technical Acceptance of the Aircraft, Buyer may at its own cost and expense, conduct a complete examination of the Aircraft and Technical Documents, which examination may include (i) full power assurance runs on the engines. (ii) conduct a single flight test that shall not exceed one hour and one half hour flight time, and (iii) inspect all Aircraft records for such Aircraft.  Such inspection shall be conducted so as not to interfere with Seller’s business or the operation or maintenance of the Aircraft.  Seller shall provide Purchaser with access thereto on such date at a time that is mutually agreed upon by the parties.  In any event, Buyer shall have completed its’ inspection and given written notice of its’ intention to purchase the Aircraft by 5 p.m. Eastern Standard Time on Monday, June 2, 2008, unless an extension is agreed upon by the parties.

3.2

Technical Acceptance: Prior to the Delivery, the Seller will give the Purchaser an opportunity to inspect the Aircraft and Technical Documents at the Delivery Location (as hereinafter defined) (or at another location agreed to by the Seller and Purchaser) (the “Delivery Inspection”).  The duration of Delivery Inspection shall be sufficient to permit the Purchaser to inspect the Aircraft and Technical Documents in order to verify that the Delivery Conditions have been satisfied.  After the Delivery Inspection and to the extent the Aircraft meet the Delivery Conditions as contained herein, the Purchaser shall sign and caused to be delivered to Seller an Aircraft Technical Acceptance of each Aircraft in the form substantially the same as Exhibit “E” hereto, acknowledging that such Aircraft and Technical Documents fully comply with the terms and conditions of this Agreement and, with the exception of a claim of title or for loss or physical damage to any of the Aircraft prior to Delivery at the Delivery Location, Purchaser waives all further claims as to the condition of the involved Aircraft and compliance with the terms of this Agreement.

3.3

Aircraft Delivery Location:

Seller shall deliver each Aircraft to Purchaser in Ft. Lauderdale, Florida, or at a mutually agreed location capable of accepting an EMB-120ER aircraft  ("Delivery Location").  Purchaser shall arrange and pay for ground support and aircraft parking at a facility at the Delivery Location suitable for the Aircraft prior to Delivery of such Aircraft.

3.4

Delivery: Seller shall tender delivery of each Aircraft at the Delivery Location to Purchaser upon satisfaction of the closing conditions set forth in Article 6 hereto ("Delivery").  The approximate Delivery Schedule is set forth on Schedule I attached hereto; however, the exact dates within the identified months will be further negotiated by the parties in good faith.

3.5

Receipt for Delivery:  At Delivery of each Aircraft (with respect to each Aircraft, the “Closing Date”), the Purchaser shall sign and caused to be delivered to Seller, a Delivery Receipt for each Aircraft substantially in the form set forth in Exhibit "B" attached hereto which shall evidence the Delivery and acceptance of such Aircraft and Technical Documents by Purchaser.

3.6

Document of Title: Concurrent with the Delivery of each Aircraft to the Purchaser, the Seller shall (i) cause to be delivered to the Purchaser a Warranty Bill of Sale for the Aircraft, substantially in the form set forth in Exhibit "C" attached hereto, duly conveying to Purchaser all of the Seller's right, title and interest in and to such Aircraft in accordance with the terms of this Agreement; (ii) cause to be filed with the U.S. Federal Aviation Administration (“FAA”) an FAA Bill of Sale for such Aircraft; and (iii) an FAA Release of Lien.

ARTICLE 4

Taxes; Duties; Fees

4.1

The Purchase Price does not include any tax, assessment, duty or similar governmental charge, fee or penalty on the sale or use of the Aircraft ("Taxes").  Except for taxes based on the net income or gross receipts of the Seller, the Purchaser agrees to assume and pay all Taxes of any nature, including penalties, fines or interest thereon incurred in any jurisdiction in connection with the sale or use of the Aircraft and to indemnify, defend and hold the Seller harmless from and against the payment of any and all such Taxes.  The Purchaser and the Seller further agree to furnish each other with such documents, certificates and information as each may reasonably request in connection with any claims for exemption from the payment of such Taxes.  The Purchaser and Seller, respectively, shall have the right, at its own expense, to contest the validity, applicability or amount of any Tax which is to be paid by it under this Article so long as such contest shall be conducted in good faith by appropriate proceedings.

ARTICLE 5

Representations and Warranties

5.1

Representations and Warranties of the Seller:  The Seller hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and all other documents contemplated hereby (collectively, the "Documents"), and to convey to Purchaser good and unencumbered title to the Aircraft and consummate the transactions contemplated by the Documents.  The execution, delivery and performance of the Documents by the Seller and the consummation of the transactions contemplated by the Documents have been duly and validly authorized by all necessary corporate action on the part of the Seller, and the Documents are, or when executed and delivered will be, legal valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.  Neither the execution or the delivery of, or performance pursuant to, the Documents by the Seller nor the consummation of any transaction contemplated by the Documents or the fulfillment of the terms of the Documents will conflict with, result in a violation of or constitute a default under any provision of the certificate of incorporation or bylaws of the Seller, in each case as amended to date.  No consent, approval, exemption or authorization is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Seller in order for this Agreement or the Documents to constitute a legal, valid and binding obligation of the Seller or to authorize or permit the consummation by the Seller of the transactions contemplated hereby or thereby.

5.2

Representations and Warranties of the Purchaser:  The Purchaser hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of Cyprus and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and consummate the transactions contemplated thereby.  The execution, delivery and performance of the Documents by the Purchaser and the consummation of the transactions contemplated by the Documents have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and the Documents to which it is a party are, or when executed and delivered will be legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.  Neither the execution, delivery or performance by the Purchaser of the Documents to which it is a party nor the consummation of any transaction contemplated thereby, or the fulfillment of the terms thereof will conflict with, result in a violation of or constitute a default under any provision of the certificate of incorporation or the by-laws of the Purchaser, in each case as amended to date.  No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities or competent jurisdiction) by the Purchaser in order for this Agreement or the Documents to constitute a legal, valid and binding obligation of the Purchaser or to authorize or permit the consummation by the Purchaser of the transactions contemplated hereby or thereby. The Purchaser has not employed or retained a broker or finder nor incurred any liability for brokerage of finder fees or commissions in connection with the transactions contemplated by this Agreement.

5.3

DISCLAIMER AND RELEASE: EACH AIRCRAFT AND THE AIRCRAFT SUPPORT DELIVERED HEREUNDER IS SOLD TO THE PURCHASER "AS IS, WHERE IS", WITH ALL FAULTS, AND IS WITHOUT ANY WARRANTY WHATSOEVER. THE REPRESENTATIONS SET FORTH IN ARTICLE 5.1 ABOVE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED, OF THE SELLER AND ITS OFFICERS, AGENTS, DIRECTORS, AFFILIATES, EMPLOYEES AND ASSIGNS.  EXCEPT WITH RESPECT TO THE WARRANTY OF TITLE TO EACH AIRCRAFT, THE PURCHASER ALSO HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED, OF THE PURCHASER AGAINST THE SELLER AND ITS OFFICERS, AGENTS, DIRECTORS, AFFILIATES, EMPLOYEES AND ASSIGNS, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN SUCH AIRCRAFT OR AIRCRAFT SUPPORT, OR ANY OTHER THING DELIVERED UNDER THIS AGREEMENT, WHETHER LATENT, HIDDEN OR OTHERWISE UNDISCOVERABLE, AND WITH RESPECT TO ANY OTHER MATTER ARISING UNDER OR BY VIRTUE OF THE AGREEMENT, INCLUDING BUT NOT LIMITED TO:  (A) ANY WARRANTY AS TO THE AIRWORTHINESS OR CONDITION OF THE AIRCRAFT OR AIRCRAFT SUPPORT DELIVERED PURSUANT TO THIS AGREEMENT; (B) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (C) STRICT LIABILITY; (D) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE ACTUAL OR IMPUTED NEGLIGENCE OF THE SELLER OR ITS OFFICERS, AGENTS, DIRECTORS, AFFILIATES, EMPLOYEES AND ASSIGNS; (F) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY TANGIBLE OR INTANGIBLE THING, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES; IT BEING AGREED THAT NEITHER THE SELLER NOR ITS OFFICERS, AGENTS, DIRECTORS, AFFILIATES, EMPLOYEES SUCCESSORS OR ASSIGNS SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY OF THE FOREGOING MATTERS AND THAT ALL RISKS OF ANY NATURE INCIDENT THERETO ARE TO BE BORNE BY THE PURCHASER.

5.4

Indemnity:  The Purchaser shall defend, indemnify and hold harmless the Seller and its respective assignees, agents, directors, officers, affiliates and employees (hereinafter collectively called "Indemnified Parties") from and against any and all claims, demands, suits, obligations, liabilities, damages, losses and judgments, including costs and expenses incident thereto, for injury to or death of any person or persons, or for loss of or damage to any property, including any of the Aircraft or Aircraft Support, arising out of or in any way connected with the possession, ownership, maintenance, repair, modification, storage, use or operations of such Aircraft or Aircraft Support, its components or any other item delivered, whether or not arising in tort or occasioned in whole or in part by the fault or negligence of the Indemnified Parties save and except such liabilities as arise solely from the breach of the warranty of title given by Seller. Purchaser’s indemnity obligations contained herein shall survive termination of this Agreement.

5.5

Insurance: For a period of two (2) years after the Delivery of each Aircraft, Purchaser shall, with respect to such Aircraft, carry and maintain or cause to be carried and maintained at its own cost and expense, Comprehensive General Liability (Aircraft Products and General Liability) Insurance with reputable insurers of recognized responsibility in a leading U.S. or European insurance market for an amount not less than the amount specified in Schedule IV attached hereto combined single limit on an occurrence basis, but in the aggregate in respect of product liability for bodily injury and property damage, including aircraft liability and products liability, to cover Purchaser's indemnity obligations under this Agreement.  The insurance required under this Agreement shall name Seller as an additional insured, shall contain a standard cross-liability endorsement and a waiver of subrogation in favor of Seller, and shall provide Seller with thirty (30) days prior notice of cancellation, termination or material alteration.

5.6

Negotiated Agreement:  The Purchaser and the Seller agree that (i) this Article 5 has been the subject of discussion and negotiation and is fully understood by the parties, (ii) the Aircraft and Technical Documents have been inspected by Purchaser's duly qualified technical experts who have independently determined the condition thereof, and (iii) the Purchase Price and the other mutual agreements of the parties set forth in this Agreement were arrived at in consideration of the provisions of this Article 5, specifically including the waiver, release and renunciation by the Purchaser set forth in Section 5.3 and the indemnification by the Purchaser set forth in Section 5.4.

ARTICLE 6

Conditions Precedent to Closing

6.1

The obligations of the Seller to consummate the transactions contemplated hereby are, unless waived by the Seller, subject to fulfillment on or before the applicable Closing Date, (i) the payment in full by Purchaser of the Purchase Price (ii) receipt by Seller of a Certificate evidencing Purchaser’s good standing from the Purchasers’ applicable governing body and (iii) receipt by Seller of an executed Aircraft Technical Acceptance Certificate.

6.2

The obligations of the Purchaser to consummate the transactions contemplated hereby are, unless waived by the Purchaser, subject to fulfillment on or before the applicable Closing Date, the Delivery of the Aircraft free of liens and in the condition evidenced by the Aircraft Technical Acceptance Certificate.

ARTICLE 7

Excusable Delay; Loss or Destruction of the Aircraft

7.1

Neither Purchaser nor Seller shall be liable or responsible, nor be obligated to perform hereunder, nor deemed to be in default hereunder, for any failure or delay in performing hereunder occasioned by any of the following causes: acts of God or the public enemy, acts of terrorism, civil war, insurrections, riots, or civil disobedience, war, fires, floods, explosions, earthquakes, epidemics, or quarantine restrictions; any act of government or agency or subdivision thereof, governmental priorities, allocations, regulations or orders affecting materials, facilities or personnel; strikes, labor difficulties causing cessation, slowdown or interruptions of work; inability after due and timely diligence to procure materials, fuel, supplies, accessories, equipment, parts, utility services; damage or destruction to Seller's facilities and equipment due to any cause whatsoever or any other cause beyond its reasonable control ("Excusable Delay").

7.2

Either Purchaser or Seller shall notify the other party as soon as it has reason to believe that an Excusable Delay may occur.  Such notice will include an explanation for such anticipated delay, the steps that the party providing such notice will take to resolve it, and as accurate an estimate as possible of its duration.

7.3

If, due to an Excusable Delay, the Delivery of any Aircraft is delayed for a period of more than sixty (60) days from the applicable Closing Date, then either Seller or Purchaser may terminate this Agreement, with respect to such Aircraft, by giving written notice to the other within fifteen (15) days after expiration of such sixty (60) day period and Seller shall refund Purchaser's Purchase Price, if and to the extent paid to Seller, on account of such Aircraft.

7.4

In the event that prior to the Closing Date for an Aircraft, such Aircraft is lost, destroyed, or damaged to an extent where repair is economically unjustified in Seller's sole opinion, then Seller shall promptly notify Purchaser in writing of such occurrence and such notice shall discharge and terminate all obligations and liabilities of the parties hereunder with respect to that particular Aircraft.  Seller shall be entitled to all proceeds of insurance payable to Seller on account of the loss or damage and Purchaser shall have no claim to such proceeds and hereby renounces any such claim. Seller shall refund Purchaser's Purchase Price, if and to the extent paid to Seller, on account of such Aircraft.

7.5.

In the event that an Aircraft is damaged, but not, in the sole opinion of Seller, beyond economically justifiable repair, Purchaser may purchase the damaged Aircraft in its then present condition at a price to be agreed between Purchaser and Seller or Seller may elect to repair the Aircraft and deliver the Aircraft to Purchaser as soon as such repair may be completed and the purchase of the Aircraft shall continue at a purchase price to be agreed upon between Purchaser and Seller.  The time required to complete such repair shall be considered an Excusable Delay with respect to Seller's obligation to deliver the Aircraft to Purchaser on the applicable Closing Date.

7.6.

Unless otherwise provided in this Agreement, Seller shall have no duty to repair the Aircraft or replace components under any circumstances.

ARTICLE 8

Default and Termination

8.1

Events of Default:  The occurrence of any or all of the following events shall constitute an Event of Default ("Event of Default"):

8.1.1

Purchaser fails or refuses to accept tender of delivery of a conforming Aircraft as and when required by this Agreement;

8.1.2

Purchaser fails or refuses to pay in full all payments as and when due hereunder or to perform any obligation as required hereunder;

8.1.3

Seller fails to tender delivery of an Aircraft as and when required by this Agreement that is not excused pursuant to Section 7 of this Agreement; or

8.1.4

Seller fails to deliver the Aircraft free of all Liens and title defects.

8.2

Termination:  Should any Event of Default occur, the non-defaulting party, by written notice to the other, may terminate this Agreement as to the Aircraft which is the subject of such Event of Default and may pursue any other remedy it may have in law or equity.  Notwithstanding the foregoing, in the event that Purchaser is in default of this Agreement, Seller may retain the Deposit (as hereinafter defined) portion of the Purchase Price not as a penalty, but as liquidated damages to Seller for administrative and other related costs and expenses associated with having such Aircraft removed from the market for sale and those additional costs and expenses incurred by Seller in furtherance of the negotiations with Purchaser and Delivery of such Aircraft to the Delivery Location.

ARTICLE 9

Notices and Requests

9.1

All notices, requests or other communications to either party by the other as provided herein shall be given in writing and given by U.S. registered or certified mail, courier service or facsimile, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

Seller:

Gulfstream International Airlines, inc.

3201 Griffin Rd., 4th Floor

Dania, Florida 33004

Attn: David Hackett, President

Telephone: (954) 985-1500

Facsimile: (954) 985--5245

.

Purchaser:

Pimegal Consultants Ltd.

121099 1st Smolensky Lane 24

Moscow, Russia

Telephone: 7-495-241-5131

Facsimile:  7-495-241-1109

With copy to:

 Region Avia Airline

 12351, Molodogvardeiskaya st. 57

  Moscow, The Russian Federation

Telephone:  7-495-980-87-48

Facsimile:   7-495-644-33-78

or to such other address or number as the party to receive the notice or request shall designate by notice to the other in writing in accordance with the terms hereof.

ARTICLE 10

Assignment

10.1

This Agreement shall inure to be benefit of and be binding upon each of the parties hereto and their respective successors and assigns.  The parties may not assign any of their rights or delegate any of their obligations hereunder without prior written consent of the other.

ARTICLE 11

Miscellaneous

11.1

Headings:  Headings used in this Agreement are for convenience of reference only and shall not affect the substantive interpretation of this Agreement.

11.2

Partial Invalidity:  If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and in full force and effect.

11.3

Applicable Law and Jurisdiction:  This Agreement shall be governed by and construed in accordance with, the laws of the State of Florida.  Purchaser hereby consents to the non-exclusive jurisdiction of the state and federal courts situated in Broward County, Florida for any suit, action or judicial proceeding instituted arising out of or connected with this Agreement.

11.4

Non-Waiver:  Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of the other party to enforce such provision at any subsequent time.

11.5

Disclosure of Terms:  The Purchaser and Seller each agrees, except for disclosure to each party’s respective attorneys, internal auditors, lenders and insurers or other employees or to government officials on a “need to know” basis, it will not disclose to any third party the terms of this Agreement except with the prior written consent of the other party.

11.6

Counterparts:  This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.7

Entire Agreement:  This instrument constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings of the parties with respect to such matters.  This Agreement shall not be modified or varied in its terms and conditions by oral agreement or representation or otherwise than by written agreement dated even herewith or subsequent hereto signed on behalf of the Purchaser and the Seller by their respective duly authorized representatives.

11.8

No Third-Party Beneficiaries:  No third-party is intended to benefit from, nor may any third party seek to enforce any of the provisions of, this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have each cause this Agreement to be duly executed and delivered as of the day and year first written above.

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/	Corporate Seal:
David Hackett Chief Executive Officer and President (“Seller”)

PIMEGAL CONSULTANTS LTD.

By:	/s/
Denis Pavshinsky Attorney-in-Fact (“Purchaser”)

SCHEDULE I

TO

AIRCRAFT PURCHASE AND SALE AGREEMENT

DELIVERY SCHEDULE

S/N	Reg #	Delivery Date

120.205	N205CA	June 30, 2008
120.236	N283AS	July 15, 2008
120.265	N285AS	July 15, 2008
120.231	N280AS	July 15, 2008
120.226 120.141 120.202	N282AS N261AS N268AS	August 15, 2008 August 15, 2008 August 15, 2008

Accepted and Agreed:

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/
David Hackett Chief Executive Officer and President (“Seller”)

PIMEGAL CONSULTANTS LTD.

By:	/s/
Denis Pavshinsky Attorney-in-Fact

SCHEDULE II

TO

AIRCRAFT PURCHASE AND SALE AGREEMENT

AIRCRAFT DELIVERY CONDITION

On the Closing Date, the Aircraft will be in the following condition:

All Aircraft will be delivered AS IS WHERE IS with ANY AND ALL FAULTS PRESENT.

Notwithstanding, each Aircraft shall be airworthy, complete, current on its maintenance program, cleaned and serviceable by international commercial airline standards and ready for flight, normal wear and tear excepted, with all equipment, components, and systems functioning in accordance with their intended use within the limits and/or guidelines established by the relevant manufacturers.

Each Aircraft will have no open/outstanding Airworthiness Directives (ADs), manufacturer service bulletins (SBs), or manufacturer approved modifications mandated by the FAA for which terminating action is due or coming due within one hundred and eighty (180) days of delivery of the Aircraft.

The Technical Documents, including Manuals shall be complete, current, accurate, and up-to-date as required by the Seller’s Aviation Authority (e.g., FAA).

The Technical Documents shall provide “back to birth” traceability for life limited parts (“LLPs”) and shall be in such condition as qualifies for immediate certificate of airworthiness by, and registration with the Seller’s Aviation Authority.

[SIGNATURES TO FOLLOW]

Accepted and Agreed:

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/
David Hackett Chief Executive Officer and President (“Seller”)

PIMEGAL CONSULTANTS LTD.

By:	/s/

Denis Pavshinsky Attorney-in-Fact

SCHEDULE III

TO

AIRCRAFT PURCHASE AND SALE AGREEMENT

PURCHASE PRICE, CLOSING AND DELIVERY

1.

Purchase Price:

Purchaser shall pay the following amounts (the “Purchase Price”) to Seller for the Aircraft as follows:

N205CA (msn 120.205)	US$ 2,300,000
N283AS (msn 120.236)	US$ 1,300,000
N285AS (msn 120.265)	US$ 1,900,000
N280AS (msn 120.231)	US$ 1,400,000
N282AS (msn 120.226)	US$ 1,700,000
N261AS (msn 120.141)	US$ 1,650,000
N268AS (msn 120.202)	US$ 1,400,000
TOTAL	US$ 11,650,000

The Purchase Price shall be remitted to the Seller from an escrow account in accordance with this Agreement and the Escrow Agreement by and between Seller, Purchaser, and Insured Aircraft Title Service, Inc. (“IATS”) dated May 9, 2008 (the “Escrow Agreement”).

2.

Aircraft Prepayments:

A.

First Prepayment:

On or about 02/07/2008, the Purchaser shall make a prepayment towards the Purchase Price for the remaining Aircraft deliveries (“First Prepayment”).  The First Prepayment shall be credited against the Purchase Price of each respective Aircraft as provided below:

N283AS (msn 120.236)	US$ 350,000
N285AS (msn 120.265)	US$ 350,000
N280AS (msn 120.231)	US$ 350,000
N282AS (msn 120.226)	US$ 350,000
N261AS (msn 120.141)	US$ 350,000
N268AS (msn 120.202)	US$ 350,000
TOTAL	US$ 2,100,000

B.

Second Prepayment:

At the Closing of the second set of Aircraft, the Purchaser shall make, in addition to the Purchase Price for the second set of Aircraft, a prepayment towards the Purchase Price for the remaining Aircraft deliveries (“Second Prepayment”).  The Second Prepayment shall be credited against the Purchase Price of each respective Aircraft as provided below:

N282AS (msn 120.226)	US$ 350,000
N261AS (msn 120.141)	US$ 350,000
N268AS (msn 120.202)	US$ 350,000
TOTAL	US$ 1,350,000

C.

Refund of Prepayments:

In the event any or all of the Aircraft listed in this Section 2.A. and 2.B.  The First and Second Prepayments as described herein shall be refunded less five hundred thousand dollars (US$ 500,000) as liquidated damages (as more fully described below) by Seller to Purchaser in the event any or all of the respective Aircraft are not delivered for any reason whatsoever.

3.

Escrow Account Schedule of Deposits:

The Purchaser shall deposit (“Escrow Deposits”) with the Escrow Agent the following amounts on or before the corresponding dates in accordance with this Agreement and the Escrow Agreement:

Deposit	Date	Amount
1st	13/05/2008	US$ 500,000
2nd	30/06/2008	US$ 1,800,000
3rd	02/07/2008	US$ 2,100,000
4th	15/07/2008	US$ 4,900,000
5th	15/08/2008	US$ 2,350,000 (subject to reduction per below)
	TOTAL	US$ 11,650,000

The first deposit of US$ 500,000 has previously been deposited with the Escrow Agent.  The fourth deposit of US$ 2,350,000 is subject to reduction by US$ 200.00 per flight hour per Aircraft as a maintenance reserve for propellers, landing gears, engines, and APU (“Maintenance Reserve”) for each Aircraft remaining in Seller’s operations after the first Aircraft Closing Date until Delivery of such Aircraft.  Any maintenance event on the Aircraft that cost five thousand dollars (US$ 5,000) or less per event shall be borne by the Seller.  Any maintenance event on the Aircraft that is in excess of five thousand dollars (US$ 5,000), but less than the Maintenance Reserve (i.e., approximately US$ 90,000) per event shall be borne as follows:  (1) the first US$ 5,000 shall be borne by the Seller, and (2) the balance shall be paid from the Maintenance Reserve.  Any maintenance event that is greater than the Maintenance Reserve (i.e., approximately US$ 90,000) shall be borne as follows: (1) the first US$ 5,000 shall be borne by the Seller; (2) the balance shall be paid first from the Maintenance Reserve; and (3) any remainder shall be borne by Seller.

4.

Escrow Account Schedule of Disbursements:

At Closing, the Purchaser shall direct the Escrow Agent to disburse from the escrow account to the Seller the following respective amounts:

Deposit	Date	Amount
1st	30/06/2008	US$ 2,300,000 (Purchase of N205CA)
2nd	02/07/2008	US$ 2,100,000 (First Prepayments on remaining Aircraft)
3rd	15/07/2008	US$ 3,550,000 (Purchase of N283AS, N285AS, & N280AS)
4th	15/07/2008	US$ 1,350,000 (Second Prepayments on remaining Aircraft)
5th	15/08/2008	US$ 2,350,000 (Purchase of N282AS, N261AS, & N268AS, subject to reduction per Section 3 above)
	TOTAL	US$ 11,650,000

5.

Escrow Documents:

Prior to the Closing Date, Seller shall place or cause to be placed in escrow with IATS in Oklahoma City, Oklahoma, (i) a Federal Aviation Administration (“FAA”) form Bill of Sale on AC Form 8050-2 duly executed, (ii) a Warranty Bill of Sale for the Aircraft in the form attached hereto as Exhibit “C”, and (iii) a FAA form Release of Lien duly executed by Seller, and Purchaser shall place in escrow with the  Escrow Agent the (i) Periodic Deposit as described in this Schedule III above, (ii) an Aircraft Delivery Receipt (the "Receipt") for the Aircraft in substantially the form attached hereto as Exhibit “B”, and (iii) an Aircraft

Technical Acceptance (“Technical Acceptance Receipt”) in substantially the form attached hereto as Exhibit “E”.

On the Closing Date, Purchaser shall direct the Escrow Agent on the dating and delivery to Seller of the Receipt.  Purchaser shall cause the wire transfer of the balance of the Purchase Price, plus the amount of applicable taxes, if any, which shall be payable by Purchaser (or in lieu thereof evidence of payment of such taxes reasonably satisfactory to Seller), delivered to the account set forth above or to such other account as Seller may advise Purchaser in writing.

Upon receipt of the Purchase Price by Seller, Seller shall direct the dating and delivery to Purchaser of the Warranty Bill of Sale in the form of Exhibit “C” for filing with the FAA.  Purchaser shall instruct the Escrow Agent to record the FAA Bill(s) of Sale

DEPOSIT IN ESCROW

The Purchase Price will be paid by crediting against the Purchase Price the amount of five hundred thousand dollars (US$ 500,000) in respect of the deposit previously made by Purchaser into an escrow account established for this transaction at Insured Aircraft Title Services, Inc. (“IATS”) located in Oklahoma City, Oklahoma.  If the Purchaser does not fulfill its obligations under this Agreement the Seller shall retain the amount of five hundred thousand dollars (US$ 500,000) by way of liquidated damages, not as a penalty.  Seller acknowledges that Purchaser has deposited with IATS a total of five hundred thousand dollars (US$ 500,000) into the escrow account.

[SIGNATURE PAGE TO FOLLOW]

Accepted and Agreed:

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/
David Hackett Chief Executive Officer and President (“Seller”)

PIMEGAL CONSULTANTS LTD.

By:	/s/
Denis Pavshinsky Attorney-in-Fact

SCHEDULE IV

TO

AIRCRAFT PURCHASE AND SALE AGREEMENT

COMPREHENSIVE GENERAL LIABILITY (AIRCRAFT

PRODUCTS AND GENERAL LIABILITY)

Two Hundred and Fifty Million United States Dollars (US$ 250,000,000)

Accepted and Agreed:

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/
David Hackett Chief Executive Officer and President (“Seller”)

PIMEGAL CONSULTANTS LTD.

By:	/s/
Denis Pavshinsky Attorney-in-Fact

EXHIBIT "A"

DESCRIPTION OF AIRFRAME, ENGINES AND PROPELLERS

EMBRAER EMB-120ER AIRFRAMES, EACH WITH TWO (2) PRATT & WHITNEY PW118 ENGINES AND TWO (2) PROPELLER ASSEMBLIES

FAA	Aircraft	Engine #1	Engine #2	Prop Assy	Prop Assy
Reg. No.	MSN	MSN	MSN	#1 MSN	#2 MSN
N205CA	120.205	115460	115459	900620	900513
N282AS	120.226	115324	115280	880815	890324
N285AS	120.265	115634	115008	900246	910622
N280AS	120.231	115453	115064	920410	901113
N283AS	120.236	115009	115279	900337	890902
N261AS	120.141	115358	115369	901021	901628
N268AS	120.202	115225	115088	900316	900121

With notice prior to Delivery, the parties may substitute engines or propeller assemblies by mutual agreement.

EXHIBIT "B"

AIRCRAFT DELIVERY RECEIPT

Pimegal Consultants Ltd.. ("Purchaser") hereby acknowledges delivery to and receipt by it of one (1) Embraer EMB-120ER airframe, manufacturer's serial number 120.____, together with two (2) Pratt & Whitney PW118 engines bearing serial numbers _______ and _______, from Gulfstream International Airlines, Inc. ("Seller") at __________________,] U.S.A. on _____________, 2008, at ________ o'clock ___ .m. __T.

Purchaser further acknowledges that the condition of the Aircraft at delivery fully complies with the terms and conditions of the Aircraft Purchase and Sale Agreement dated as of _____________, 2008 ("Agreement") and that Purchaser hereby waives all rights and remedies it has or may have regarding delivery and acceptance of the Aircraft, including Purchaser's right of revocation of acceptance, except as set forth in the Agreement.

PIMEGAL CONSULTANTS, LTD.

By:

Name:

Title:

EXHIBIT "C"

WARRANTY BILL OF SALE

FOR VALUE RECEIVED, Gulfstream International Airlines, Inc, ("Seller"), has bargained, sold, conveyed, and delivered and by these presents does hereby bargain, sell, convey, and deliver unto Pimegal Consultants, Ltd. ("Purchaser") in accordance with, and subject to the terms, conditions and limitations of that Aircraft Purchase and Sale Agreement dated       , 2008 ("Agreement") the following described property:

one (1) Embraer EMB-120 airframe, manufacturer's serial number 120.____, including all instruments, accessories, and equipment installed thereon, together with two (2) Pratt & Whitney PW118 engines bearing serial numbers ______ and ________.

TO HAVE AND HOLD the above-described property unto Purchaser, its successors, and assigns to its and their own use forever.

Seller hereby warrants that it has good and sufficient legal and beneficial title to the above-described property and that such property is subject to no lease, mortgage, pledge, lien, charge, or other encumbrance.  Seller will warrant and defend unto Purchaser good title to the property against the claims of all persons claiming under Seller.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed this ____ day of _____________, 2008.

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:

Name:

Title:

EXHIBIT “D”

DOCUMENTS TO BE DELIVERED WITH AIRCRAFT

One copy of each of the following documents (the “Technical Documents”) and the applicable records for each Aircraft will be supplied in the medium of microfiche, microfilm, paper, disk or any then current medium or a combination of these media .

Aircraft

1.

Aircraft Maintenance Manual (MM)*

2.

Aircraft Illustrated Parts Catalog (IPC)*

3.

Aircraft Wiring Diagram Manual (WDM)*

4.

Aircraft Weight and Balance Manual (WBM)*

5.

Aircraft Weight and Balance Report

6.

All Aircraft Historical Flight & Technical Logs

7.

Aircraft Historical Maintenance Records

8.

Aircraft Engineering Order (EO) Completion List

9.

Aircraft Time Log (ACTL)

10.

Aircraft Airworthiness Directive (AD Status Report)

11.

Aircraft Flight Manual (AFM)

12.

Paper or digital copy of all applicable ASA Engineering Orders*

13.

PW118 Engine Manual*

14.

PW118 Illustrated Parts Catalog*

15.

Letter detailing that aircraft was maintained according to an approved maintenance program

16.

Statement that aircraft did not have any Incidents or Accidents

17.

Dents and Patches Maps and Records

18.

All historical records

19.

Engines last overhaul/shop report

20.

Engine LLP records

21.

Engine AD and SB status

22.

Engine logbooks and acceptance records

23.

Engines last months trend monitoring sheets, if available

24.

APU AD and SB status

25.

APU logbooks and acceptance records

26.

Landing Gear component records

27.

List and Copy of Supplemental Type Certificates, if available

28.

AD current and repetitive inspections list

29.

AD compliance sheets and alternate means of compliance sheet

30.

Rotable components current inventory list

31.

Maintenance Program status report of routine inspections

32.

List of major repairs and alterations

33.

Time Controlled Components list (HT) with the accomplishment data, including Serviceable Tags/FAA Forms

34.

Corrosion Prevention and Control Program (CPCP) status

35.

Letter detailing the implementation of the CPCP, that the Program was incorporated during maintenance inspections, that either no corrosion was found or if found was Level 1 or below and therefore no reporting was required

36.

Status of SB’s and EO’s, as provided by previous operator information must include method of compliance, date of accomplishment and stamp or signature of person accomplishing work in previous operation format

37.

Work sheets for last checks accomplished

38.

Time Controlled and Replaced Parts list

39.

Minimum Equipment List

40.

Quick Reference list/hand book

41.

OPS Manual

42.

MARS Status Report

* Only one set of these documents will be delivered for all seven (7) Aircraft and not on a per Aircraft basis.

APU

1.

APU Last Shop Visit

2.

APU Life Limited Parts List

Landing Gear

1.

Landing Gear Last Shop Visit

2.

Landing Gear Life Limited Parts List

Notwithstanding anything to the contrary contained herein, if within six (6) months of the Delivery of the Aircraft and Technical Documents, Purchaser discovers an error or incompleteness in the Technical Documents, Seller will use reasonable efforts to correct or complete such Technical Documents at no charge to Purchaser, provided that Purchase promptly makes a written claim that references this Exhibit D of the Agreement and describes in detail the nature of the alleged error or incompleteness.  After expiration of such six month period, Seller agrees, subject to having available manpower, to assist Purchaser with completing or correcting any such Technical Documents for a charge of $100 per man-hour for time spent by Seller’s employees in correcting or completing such records unless the omission or error was caused by the negligence or willful misconduct of Seller.

EXHIBIT “E”

AIRCRAFT TECHNICAL ACCEPTANCE

This Aircraft Technical Acceptance Receipt is given, on and as of the date set forth below, by Pimegal Consultants Ltd. (“Purchaser”) to Gulfstream International Airlines, Inc. ("Seller") pursuant to the Aircraft Purchase and Sale Agreement dated as of _____________, 2008 between Purchaser and Seller (hereinafter referred to as the "Agreement," terms used herein being used as defined in the Agreement):

Purchaser hereby indicates and confirms to Seller, its successors and assigns, that the Purchaser has, at ___ o'clock _. m. __T on this ___ day of ________, 2008 in ______________, completed its inspection of and accepted for purposes of technical compliance with the terms of the Agreement, the following Aircraft:

one (1) Embraer EMB-120 airframe, manufacturer's serial number 120.___U.S. registration number N_________, together with two (2) Pratt & Whitney PW118 engines bearing serial numbers ________ and ________.

PIMEGAL CONSULTANTS, LTD.

By:

Name:

Title:

2843461_1